Quepasa Corporation Issues Q4 2005 Revenue Guidance

PHOENIX, Nov. 14 -- Quepasa Corporation (OTC Bulletin Board: QPSA) announced that it expects revenue in the fourth quarter of 2005 to exceed the third quarter of 2005 by a range of 41% to 43%, based on current visibility, and the recent rapid growth trends affecting its core business. The Company also expects recent strong revenue growth trends to continue into fiscal 2006.

The preceding guidance estimates contain assumptions that we believe are reasonable. At this time we are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.

This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. These important factors and other factors that potentially could affect the Company's financial results are discussed in our filings with the Securities and Exchange Commission, including the Company's most recent Annual report on Form 10-K and Quarterly Report on Form 10-Q, each as it may be amended from time to time. Readers of this press release are referred to such filings.

For further information please contact: Charles Mathews of Quepasa Corporation, +1-602-716-0100 ext. 258